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                                                                   Exhibit f(vi)



                             MODIFICATION AGREEMENT
                             ----------------------


         THIS AGREEMENT is made as of this 1st day of December, 1994, by and among CIGNA HIGH INCOME SHARES ("Borrower"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for itself and the other banks (collectively, "Banks") which from time to time are parties to the Credit Agreement (as hereinafter defined) (in such capacity, the "Agent") and STATE STREET BANK AND TRUST COMPANY ("Custodian").


                                   BACKGROUND
                                   ----------


                  A. PNC, Agent and Borrower entered into an Amended and Restated Revolving Credit Agreement dated as of August 20, 1993 (the "Original Credit Agreement"), as amended by a Modification Agreement dated March 11, 1994, a Modification Agreement dated as of June 28, 1994 a Modification Agreement dated as of June 30, 1994 and a Modification Agreement of even date herewith (collectively, the "Modification Agreements" and, together with the Original Credit Agreement, as amended thereby, the "Credit Agreement"). Under the Credit Agreement, PNC and the Banks have agreed to make Loans in the aggregate principal amount at any time outstanding not to exceed $101,300,000. The Loans are evidenced by Borrower's Revolving Credit Note in favor of PNC in the principal amount of $81,300,000 (the "PNC Note") and Revolving Credit Note in favor of Societe Generale ("Societe") in the principal amount of $20,000,000 (the "Societe Note" and, together with the PNC Note, the "Notes"). The Notes are secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993, as amended by the Modification Agreements (as amended, the "Pledge Agreement").

                  B. Pursuant to an Amended and Restated Notification and Consent Agreement dated as of August 20, 1993, as amended by a Modification Agreement dated as of June 28, 1994 and a Modification Agreement dated as of June 30, 1994 (as amended, the "Notification Agreement") among Borrower, Agent and Custodian, Custodian agreed, among other things, to make all appropriate entries or notations in its accounts to reflect Agent's security interest in the collateral pledged under the Pledge Agreement.

                  C. Borrower, Agent and Custodian desire to further amend the Notification Agreement so that the term "Eligible Securities" under the Notification Agreement includes certain additional securities.

                  NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Definitions.  Capitalized terms used herein and not
                     -----------
otherwise defined herein shall have the meanings assigned to them in the Notification Agreement.

                  2. Amendment to Notification Agreement. Section 4(c) of the
                     -----------------------------------
Notification Agreement is hereby amended:

                                    (i) by striking the word "and" that precedes
                  subsection (ix) of such definition and inserting the following language immediately following the word "sale" in subsection
                  (ix) of such definition:

                           "; and (x) U.S. dollar-denominated fixed income securities issued by foreign governments and other foreign issuers that are held by the Custodian in the Commonwealth of Massachusetts or in the possession of clearing corporations in the State of New York;";

                                    (ii) by inserting "or (x)" immediately
                  following "(iv)" in subsection (y) of such definition; and

                                    (iii) by adding the following new category
                  of securities and corresponding percentage limitation at the end of such definition:

                           "20% U.S. dollar-denominated fixed income securities described in (x) above."


                  3. Amendment to the Loan Documents. All references to the
                     -------------------------------
Credit Agreement and the Pledge Agreement in the Notification Agreement shall be deemed to refer to the Credit Agreement and the Pledge Agreement as heretofore amended and as amended by the Modification Agreements. All amendments to the Notification Agreement as set forth in this Agreement shall be effective as of the date hereof.

                  4. Ratification of the Notification Agreement. Notwithstanding
                     ------------------------------------------
anything to the contrary herein contained or any claims of the parties to the contrary, Agent and Custodian agree that the Notification Agreement and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement and Custodian hereby ratifies and confirms its obligations thereunder.

                  5. Miscellaneous.
                     -------------

                           a.       Borrower shall pay or reimburse all of
Agent's out-of-pocket costs and expenses incurred in connection with this Agreement, including without limitation, reasonable attorneys' fees, and all other charges, fees and expenses incurred by Agent in connection with the preparation of this Agreement.

                           b.       This Agreement shall inure to the benefit of
and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                           c.      In the event any provisions of this Agreement
shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                           d.       This Agreement shall be governed by and
construed in accordance with the laws of the State of New York.

                           e.       This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           f.       The headings used in this Agreement are for
convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                           g.       Any facsimile signature of any party hereto
shall constitute a legal, valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                            CIGNA HIGH INCOME SHARES

[CORPORATE SEAL]


Attest: /s/ Jeffrey S. Winer                By: /s/ Alfred A. Bingham III
       ---------------------------             --------------------------------

Title:  Vice President + Secretary          Title: Vice President and Treasurer
       ---------------------------                -----------------------------


                                            PNC BANK, NATIONAL
                                             ASSOCIATION, as Agent


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            STATE STREET BANK AND TRUST
                                             COMPANY


                                            By: /s/ Ronald Logue
                                               --------------------------------

                                            Title: Executive Vice President
                                                  -----------------------------

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